UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2019 (August 7, 2019)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2019, the Board of Directors of Manufactured Housing Properties Inc. (the “Company”) appointed Michael Z. Anise, the Company’s Chief Financial Officer, to the position of President. Raymond M. Gee, the current President, resigned from such position but remains the Company’s Chief Executive Officer.

Michael Z. Anise, age 42, has served as the Company’s Chief Financial Officer and as a member of the Board of Directors since September 2017. From 2011 to 2017, Mr. Anise was chief financial officer of Crossroads Financial, a commercial finance company. Mr. Anise earned his B.S. degree in Accounting, with a minor in Finance, from Florida Atlantic University.

Mr. Anise was appointed to serve until his successor is duly elected and qualified. There are no family relationships among Mr. Anise and the Company’s existing directors and officers. There are no arrangements or understandings between Mr. Anise and any other persons pursuant to which he was selected as President. There has been no transaction, nor is there any currently proposed transaction, between Mr. Anise and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On August 12, 2019, the Company issued a press release to announce Mr. Anise’s appointment, a copy of which is filed as Exhibit 99.1 to this report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued August 12, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2019	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer